Exhibit 99.1

Apropos/Q2 2004 Results

THURSDAY, JULY 22, 2004

Apropos Contact

Apropos Investors Relations Contact

Frank Leonard	Leslie Loyet
Apropos Technology	Financial Relations Board
Phone: (630) 472-9600 ext. 7724	Phone: (312) 640-6672
E-mail: frank.leonard@apropos.com	E-mail: lloyet@financialrelationsboard.com

APROPOS TECHNOLOGY REPORTS

CONTINUED PROFITABILITY

Oakbrook Terrace, IL – July 22, 2004 — Apropos Technology (Nasdaq: APRS), a leading provider of real time multi-channel interaction management solutions, today reported revenues increased 6.7% to $5.0 million for the second quarter ended June 30, 2004 from $4.7 million for the second quarter ended June 30, 2003.  Revenues for the six months ended June 30, 2004 were $10.1 million compared to $9.8 million for the six months ended June 30, 2003.

Net income for the three months ended June 30, 2004, was $109,000, or income of $0.01 per share, which includes restructuring and other charges of $88,000, or $0.00 per share.  This restructuring and other charge is an adjustment of the reserve for consolidation of the corporate headquarters.  Net loss for the comparable three months ended June 30, 2003, was $1.5 million, or a loss of  $0.09 per share.  Net income for the six months ended June 30, 2004, was $124,000, or income of $0.01 per share, which includes restructuring and other charges of $0.5 million, or $0.03 per share.  These restructuring and other charges related to the lease termination costs associated with the relocation of the Company’s EMEA headquarters and adjustment of the reserve for consolidation of the corporate headquarters.  Net loss for the comparable six months ended June 30, 2003, was $3.4 million, or a loss of  $0.21 per share, which includes restructuring and other charges of $0.4 million, or $0.03 per share.  This restructuring and other charge related to staff reductions in February 2003.

During the second quarter, the Company received new and add-on customer orders from Ashland, Inc.; CenterBeam, Inc.; ICL Fujitsu; Mellon Global Investments; Remedy, a BMC Company; and Seagate Technology.

“Despite lower sequential revenues in the second quarter, the Company has delivered positive earnings,” stated Kevin Kerns, CEO and President.  “During the quarter, the Company made selected staff additions in marketing and sales, introduced an entirely redesigned web site, and launched a variety of direct demand generation programs in order to increase the level of sales activity and market awareness.”

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“With the current quarter results, the Company has now reported three consecutive quarters of positive net income and cash flows.  The Company continues to closely monitor its operating activities, generating cash from operations during the second quarter of approximately $540,000.  The Company’s cash and investment balances increased from the prior quarter by $612,000 to $40.9 million at June 30, 2004.”

A conference call will be conducted by the Company at 5:00 p.m. Eastern Time (ET) on Thursday, July 22. The conference call will be available to all interested parties over the Internet.   To listen to the call on the Internet, go to www.apropos.com or www.fulldisclosure.com at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at www.apropos.com, www.fulldisclosure.com or by dialing 877-519-4471 or 973-341-3080 (international) and providing access code 4978536.  The replay will be available by phone through July 29, and over the Internet for 30 days.

About Apropos Technology

Apropos Technology, Inc. (NASDAQ: APRS) develops and markets one of the industry’s leading business communications platforms, providing an open, system independent application suite for real time, multi-channel interaction management. This application platform enables companies to personalize and intelligently manage all of their customer, employee, and vendor interactions, thereby reducing costs, improving communications and operating efficiency, and increasing overall revenue opportunities. The application provides timely and accurate information on communications of all types to those within the business who need visibility into real time business performance and trends. This information enables customers to react immediately to changing business conditions and make informed strategic decisions. The company’s award-winning solution has received seven (7) US patents for call center related technology inventions, including a patent on the concept of blending multi-channel communications into a single, universal queuing system. The solution intelligently classifies, prioritizes, routes and reports on each business interaction, based on the value of each interaction, across a variety of communications media, including Voice, E-mail, Web, Fax, and Voice over IP (VoIP). Apropos Technology serves over 300 clients worldwide from its Corporate headquarters in Oakbrook Terrace, Ill., and from its European headquarters in the United Kingdom. Additional information about Apropos and its products can be found at http://www.apropos.com.

Apropos Technology statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Apropos Technology’s expectations, anticipations, goals, beliefs, targets, hopes, intentions or strategies regarding the future.  Forward-looking statements include statements regarding business model, product introduction and acceptance, future sales, sales growth and sales channels, profitability and results of operations, gross margins, operating expenses and financial stability.  These forward-looking statements are subject to various risks and uncertainties as more fully set forth under the caption “Risk Factors Associated with Apropos’ Business and Future Operating Results” in Apropos Technology’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.  Apropos Technology’s actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements; Apropos Technology makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

-tables to follow-

Apropos Technology, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended June 30		Six months ended June 30
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Software licenses	$1,638	$1,587	$3,625	$3,648
Services and other	3,330	3,069	6,503	6,165
Total revenue	4,968	4,656	10,128	9,813

Cost of goods and services
Cost of software	116	133	287	203
Cost of services and other	1,020	1,175	1,871	2,332
Total cost of goods and services	1,136	1,308	2,158	2,535

Gross margin	3,832	3,348	7,970	7,278

Operating expenses
Sales and marketing	1,760	1,924	3,433	4,208
Research and development	1,032	1,500	2,084	3,195
General and administrative	946	1,424	2,043	2,991
Stock compensation charge	—	75	—	150
Restructuring and other charges	88	—	456	448
Total operating expenses	3,826	4,923	8,016	10,992

Income (loss) from operations	6	(1,575)	(46)	(3,714)

Other income (expense)
Interest income	107	123	203	283
Other income (expense), net	(4)	(12)	(33)	(4)
Total other income	103	111	170	279

Net income (loss)	$109	$(1,464)	$124	$(3,435)

Net income (loss) per share
Basic	$0.01	$(0.09)	$0.01	$(0.21)
Diluted	$0.01	$(0.09)	$0.01	$(0.21)

Weighted-average number of shares outstanding
Basic	17,273	16,729	17,188	16,702
Diluted	18,614	*	18,575	*

*Diluted weighted-average number of shares outstanding for 2003 is not shown as the effect would be anti-dilutuve.

Apropos Technology, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30 2004	December 31 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,405	$38,265
Short-term investments	1,515	1,000
Accounts receivable, net	2,423	2,895
Inventory	41	73
Prepaid expenses and other current assets	662	588

Total current assets	44,046	42,821

Equipment, net	663	921
Other assets	24	199

Total assets	$44,733	$43,941

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$142	$81
Accrued expenses	1,476	1,618
Deferred revenues	3,474	3,296
Other current liabilities	630	562

Total current liabilities	5,722	5,557

Accrued restructuring, less current portion	360	560

Shareholders’ equity
Common shares	173	173
Additional paid-in capital	102,574	102,263
Treasury stock	—	(392)
Accumulated deficit	(64,096)	(64,220)

Total shareholders’ equity	38,651	37,824

Total liabilities and shareholders’ equity	$44,733	$43,941

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